                                                                   EXHIBIT 99.1








                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                               September 30, 1997

                                     between


                            NORTH'S RESTAURANTS, INC.

                                       and

                                STAR BUFFET, INC.

                                TABLE OF CONTENTS

                                                                                          PAGE

                                       ARTICLE I

                                      DEFINITIONS

Section 1.1.   Definitions...................................................................2
Section 1.2.   Accounting Terms and Determinations...........................................7
Section 1.3.   References....................................................................8
Section 1.4.   Use of Defined Terms..........................................................8
Section 1.5.   Terminology.  ................................................................8

                                       ARTICLE II

                                       THE CREDIT

Section 2.1.   Loans.........................................................................8
Section 2.2.   Maturity of Loans.............................................................9
Section 2.3.   Interest......................................................................9
Section 2.4.   Optional Prepayments..........................................................9
Section 2.5.   Mandatory Prepayments.........................................................9
Section 2.6.   General Provisions as to Payments............................................10

                                      ARTICLE III

                                 CONDITIONS TO CLOSING

Section 3.1.   Conditions to Closing........................................................10
Section 3.2.   Conditions to Borrowings Under Revolving Loans...............................11

                                       ARTICLE IV

                             REPRESENTATIONS AND WARRANTIES

Section 4.1.   Corporate Existence and Power................................................11
Section 4.2.   Corporate and Governmental Authorization; No Contravention...................11
Section 4.3.   Binding Effect...............................................................12
Section 4.4.   Financial Information........................................................12
Section 4.5.   No Litigation................................................................12
Section 4.6.   Compliance with ERISA........................................................12
Section 4.7.   Compliance with Laws; Payment of Taxes.......................................12
Section 4.8.   No Subsidiaries..............................................................13
Section 4.9.   Investment Company Act.......................................................13
Section 4.10.  Public Utility Holding Company Act...........................................13
Section 4.11.  Ownership of Property; Liens.................................................13
Section 4.12.  No Default...................................................................13
Section 4.13.  Full Disclosure..............................................................13
Section 4.14.  Environmental Matters........................................................13
Section 4.15.  Capital Stock................................................................14
Section 4.16.  Margin Stock.................................................................14


                                       ARTICLE V

                                       COVENANTS

Section 5.1.   Information..................................................................14
Section 5.2.   Inspection of Property, Books and Records....................................15
Section 5.3.   Restricted Payments..........................................................15
Section 5.4.   Limitation on Indebtedness...................................................15
Section 5.5.   Loans or Advances............................................................16
Section 5.6.   Investments..................................................................16
Section 5.7.   Negative Pledge..............................................................16
Section 5.8.   Maintenance of Existence.....................................................17
Section 5.9.   Dissolution..................................................................17
Section 5.10.  Consolidations, Mergers and Sales of Assets..................................17
Section 5.11.  Use of Proceeds..............................................................17
Section 5.12.  Compliance with Laws; Payment of Taxes.......................................17
Section 5.13.  Insurance....................................................................17
Section 5.14.  Change in Fiscal Year........................................................17
Section 5.15.  Maintenance of Property......................................................18
Section 5.16.  Environmental Notices........................................................18
Section 5.17.  Environmental Matters........................................................18
Section 5.18.  Environmental Release........................................................18
Section 5.19.  Transactions with Affiliates.................................................18

                                       ARTICLE VI

                                        DEFAULTS

Section 6.1.   Events of Default............................................................18

                                      ARTICLE VII

                                     MISCELLANEOUS

Section 7.1.   Notices......................................................................20
Section 7.2.   No Waivers...................................................................21
Section 7.3.   Expenses; Documentary Taxes..................................................21
Section 7.4.   Indemnification..............................................................21
Section 7.5.   Amendments and Waivers.......................................................21
Section 7.6.   Successors and Assigns.......................................................21
Section 7.7.   Confidentiality..............................................................21
Section 7.8.   Utah Law.....................................................................22
Section 7.9.   Severability.................................................................22
Section 7.10.  Interest.....................................................................22
Section 7.11.  Interpretation...............................................................22
Section 7.12.  Waiver of Jury Trial; Consent to Jurisdiction................................22
Section 7.13.  Counterparts.................................................................22

                                    EXHIBITS

EXHIBIT A      Form of Term Note

EXHIBIT B      Form of Revolving Note

EXHIBIT C      Form of Amended and Restated Security Agreement

EXHIBIT D      Form of Notice of Borrowing

EXHIBIT E      Form of Opinion of Borrower's Counsel


                             SCHEDULES

Schedule 1     List of Loan Modification Agreements

Schedule 4.4   Material Adverse Effects

Schedule 4.5   Litigation

Schedule 4.15  Securities Laws Exceptions

Schedule 5.4   Indebtedness

Schedule 5.5   Loans

Schedule 5.6   Permitted Investments

Schedule 5.7   Liens

                                                                    EXHIBIT 99.1



                      AMENDED AND RESTATED CREDIT AGREEMENT


        THIS CREDIT AGREEMENT (this "Agreement") is entered into as of this 30th day of September, 1997, by and between NORTH'S RESTAURANTS, INC. an Oregon corporation (the "Borrower"), and STAR BUFFET, INC., a Delaware corporation ("Lender").

        WHEREAS, on February 27, 1995, the Borrower and United States National Bank of Oregon, a national bank ("US Bank"), entered into that certain Loan Agreement (the "Initial Loan Agreement") pursuant to which US Bank made certain loans to Borrower (the "Initial Loans"); and

        WHEREAS, pursuant to the agreements listed on Schedule 1 hereto, the Borrower and US Bank from time to time amended and modified the Initial Loan Agreement (the Initial Loan Agreement as so amended and modified, the "Modified Loan Agreement"); and

        WHEREAS, Borrower and U.S. Bank have also further modified the Initial Loan Agreement pursuant to a Loan Modification Agreement, dated as of September 30, 1997 (the "Modification Agreement"), pursuant to which the Initial Loans were restructured into (a) a $7,864,020.93 restructured term loan (the "Restructured Term Loan") and (b) a $750,000 restructured revolving credit facility (the "Restructured Revolving Loan" and, together with the Restructured Term Loan, the "Restructured Loans"); and

        WHEREAS, pursuant to the Modification Agreement and at the Effective Date thereof, outstanding principal balance of the Restructured Term Loan was reduced to $7,000,000; and

        WHEREAS, pursuant to an Assignment Agreement between US Bank and Lender, dated as of September 30, 1997 (the "Assignment Agreement"), US Bank sold, assigned, transferred and set over to the Lender, and the Lender acquired, all of US Bank's right, title and interest in, to and under the Existing Loan Documents (as defined in the Assignment Agreement); and

        WHEREAS, the Borrower and Lender are parties to that certain Asset Purchase Agreement dated as of July 24, 1997, as amended by that certain Amendment No. 1 to Asset Purchase Agreement dated September 30, 1997 (as amended, the "Purchase Agreement"), pursuant to which Lender has agreed to cancel $4.0 million of Borrower's indebtedness under the Restructured Term Loan in partial payment of the purchase price payable to Borrower under the Purchase Agreement; and

        WHEREAS, after giving effect to the foregoing cancellation of indebtedness to Lender, Borrower's aggregate outstanding indebtedness to Lender with respect to the Restructured Term Loan is $3,000,000; and

        WHEREAS, Borrower has requested, and subject to the conditions set forth herein, the Lender has agreed to restructure the Borrower's remaining obligations under the Existing Loan Documents and the Restructured Loans; and

        WHEREAS, this Agreement amends, restates and supersedes in its entirety the Modified Loan Agreement, as amended to date, and no term or provision of the Modified Loan Agreement shall bind the parties to this Agreement unless specifically set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Section 1.1. Definitions. The terms as defined in this Section 1.1 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

        "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person"), (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Borrower owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests, excluding existing joint ventures. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. It is acknowledged and agreed that Lender is not an Affiliate of Borrower.

        "Agreement" means this Amended and Restated Credit Agreement, together with all amendments and supplements hereto and all exhibits and schedules hereto.

        "Borrower" means North's Restaurants, Inc., an Oregon corporation, and its successors and its permitted assigns.

        "Borrowing" means any borrowing consisting of the Term Loan as of the Closing and thereafter consisting of Revolving Loans made to the Borrower by the Lender pursuant to Article II.

        "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

        "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. and its implementing regulations and amendments.

        "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

        "Change of Control" means the occurrence of any of the following events:
(a) the acquisition after the Closing Date, in one or more transactions, by any Person or entity, or any group of Persons or entities who are acting in concert, of any securities of the Borrower such that, as a result of such acquisition, such Person, entity or group either (A) "beneficially owns" (within the meaning of Rule 13 under the Exchange Act), directly or indirectly 51% or more of the Borrower's then outstanding voting securities entitled to vote on the election of directors of the Borrower ("Voting Securities") or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Borrower's Board of Directors; (b) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Borrower as entirety or substantially as an entirety in one transaction or a series of related transactions (other than pursuant to the Option Agreement); (c) the liquidation or dissolution of the Borrower; or (d) any transaction permitted under Section
5.10 which results in any of the foregoing.


        "Closing Certificate" has the meaning set forth in Section 3.1(c).

        "Closing Date" means the date on which all matters set forth in Section
3.1 are satisfied.

        "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

        "Collateral" has the meaning set forth in the Security Agreement.

        "Commitment" means, with respect to the Revolving Loans to be made by Lender pursuant to Section 2.1(b) of this Agreement, the amount of $750,000.

        "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

        "Default" has the meaning set forth in Section 6.1.

        "Default Rate" means a rate per annum equal to the lesser of (i) thirteen percent (13%) per annum or (ii) the maximum rate permitted by law.

        "Dollars" or "$" means dollars in lawful currency of the United States of America.

        "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of Utah are authorized by law to close.

        "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

        "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Wholly Owned Subsidiary required by any Environmental Requirement.

        "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement.

        "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

        "Environmental Notices" means notice from any Environmental Authority, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any, violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

        "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

        "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

        "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Wholly Owned Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

        "Event of Default" has the meaning set forth in Section 6.1.

        "Fiscal Quarter" means any fiscal quarter of the Borrower, it being understood that each of the first, second and third fiscal quarters of each Fiscal Year consists of three Reporting Periods and the fourth fiscal quarter consists of four Reporting Periods.

        "Fiscal Year" means any fiscal year of the Borrower consisting of the 52 or 53 week period ending on the Monday closest to June 30.

        "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.2, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

        "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. Section 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof or
(d) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

        "Indebtedness" shall have the meaning set forth in Section 5.4.

        "Intercreditor Agreement" means that certain Subordination Agreement, dated as of even date herewith, by and between Borrower and PMF, as the same may be amended or modified from time to time.

        "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, guarantee or assumption of any obligation of such Person or otherwise.

        "Lender" means Star Buffet, Inc., a Delaware corporation, and its successors and assigns.

        "Lending Office" means, as to Lender, its office located at its address set forth on the signature pages hereof or identified on the signature pages hereof as its Lending Office or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrower.

        "Lien" means, with respect to any asset, any lien, pledge, charge, security interest, security title, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Indebtedness or a guarantee of a Indebtedness, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease (as determined under GAAP) or other title retention agreement relating to such asset. Provided, however, an operating lease (as determined under GAAP) shall not constitute a Lien.

        "Loans" shall mean the Term Loan and the Revolving Loan.

        "Loan Documents" means this Agreement, the Notes, the Security Agreement, the Inter-creditor Agreement, Post-Closing Collateral Documents and any other document evidencing, relating to or securing the obligations of the Borrower hereunder, and any other document or instrument delivered from time to time in connection with the foregoing documents, or the obligations of the Borrower hereunder, as such documents and instruments may be amended, modified or supplemented from time to time.

        "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X.

        "Material Adverse Effect" means, with respect to any event, act, condition or occurrence, of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding that is not a judgment giving rise to a Default), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Lender under the Loan Documents, or (c) the legality, validity or enforceability of any Loan Document.

        "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

        "North's Restaurants" shall mean any and all restaurants operated as a JJ North's Grand Buffet, owned or operated by the Borrower.

        "Notes" means the Term Note and any Revolving Note then outstanding.

        "Notice of Borrowing" shall have the meaning set forth in Section
2.1(b).

        "Option Agreement" shall mean that certain Option Agreement, dated as of even date herewith, between Borrower and Lender, as the same may be amended or modified from time to time.

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

        "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

        "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

        "PMF" shall mean Pacific Mezzanine Fund, L.P., a California limited partnership.

        "PMF Loan Documents" means that certain Senior Subordinated Loan and Security Agreement, dated as of February 15, 1995, between Borrower and PMF, together with all documents executed and delivered by Borrower pursuant thereto.

        "Post-Closing Collateral" has the meaning set forth in Section 2.7(a).

        "Post-Closing Collateral Documents" has the meaning set forth in Section 2.7(a).

        "Prior Notes" shall mean the Prior Revolving Note and the Prior Term
Note.

        "Prior Revolving Note" means the Restructured Revolving Note dated September 30, 1997, providing for a revolving credit facility of up to $750,000, executed by Borrower in favor of US Bank.

        "Prior Term Note" means the Restructured Term Note dated September 30, 1997, in the original principal amount of $7,864,020.93, executed by Borrower in favor of US Bank.

        "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Consolidated Subsidiary, wherever located.

        "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

        "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

        "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

        "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

        "Reporting Period" means, with respect to any Fiscal Year, each consecutive 4 week period beginning on the first day of such Fiscal Year.

        "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any cash payment on account of the purchase, redemption, retirement or acquisition (excluding therefrom any nominal amount of cash paid in lieu of fractional shares of Capital Stock issued in the ordinary course of business) of (a) any shares of the Borrower's capital stock (except shares acquired upon the conversion thereof into other shares of its capital stock) or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock.

        "Retail Building" means any removable restaurant building owned by the Borrower and operated under the "North's" trade name and all related equipment and moveable site improvements.

        "Revolving Loan" means the Revolving Loan made by Lender pursuant to
Section 2.1(b).

        "Revolving Loan Termination Date" means December 31, 1999.

        "Revolving Note" means the promissory note, in the form of Exhibit B, delivered to Lender to evidence the obligation to repay any portion of the Revolving Loan, together with all amendments, consolidations, modifications, renewals and supplements thereto.

        "Security Agreement" shall mean the Security Agreement between Borrower and Lender, as successor in interest to US Bank, a copy of which is attached as Exhibit C .

        "Term Loan" shall mean the Term Loan as set forth in Section 2.1(a) below .

        "Term Loan Termination Date" means the sixth (6th) anniversary of the date of this Agreement.

        "Term Note" means the promissory note, in the form attached hereto as Exhibit A, delivered to Lender to evidence the Term Loan, together with all amendments, consolidations, modifications, renewals and supplements thereto, and replacements thereof.

        "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

        Section 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes with which the Borrower's independent public accountants concur or that are otherwise required by a change in GAAP) with the most recent reviewed consolidated financial statements of the Borrower and its

Consolidated Subsidiaries delivered to the Lender except for any change in which the Borrower's independent public accountants concur or is required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Lender shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.1 hereof, shall mean the financial statements referred to in Section 4.4).

        Section 1.3. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

        Section 1.4. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

        Section 1.5. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.


                                   ARTICLE II

                                   THE CREDIT

        Section 2.1.  Loans.

                      (a) Term Loan. Lender agrees, subject to the terms and conditions set forth herein and based on the representations and warranties set forth herein, to restructure the Borrower's Indebtedness to Lender under the Prior Term Note. On the Closing Date, subject to all of the conditions set forth in Article III herein, Lender agrees to deliver to the Borrower the Prior Term
Note in exchange for the Term Note.

                      (b) Revolving Loan. Lender agrees, subject to the terms and conditions set forth herein and based on the representations and warranties set forth herein, to restructure the Borrower's Indebtedness to Lender under the Prior Revolving Note. On the Closing Date, subject to all of the conditions set forth in Article III herein, Lender agrees to deliver to the Borrower the Prior Revolving Note in exchange for the Revolving Note. Subject to the terms and conditions set forth herein, Lender shall from time to time on or after the Closing Date and through and including the Revolving Loan Termination Date, upon written request of the Borrower in the form of notice attached hereto as Exhibit D (the "Notice of Borrowing"), make Revolving Loans to the Borrower in an aggregate principal amount at any time not to exceed an amount equal to $750,000 through and including the Revolving Loan Termination Date, each portion of such Revolving Loan shall be evidenced by a Revolving Note. All proceeds of Revolving Loans shall be used solely for the payment of store closure and lease termination costs and severance costs, and for no other purpose.

                      (c) Certain Representations. Borrower hereby represents, warrants, ratifies and confirms that the Restructured Term Loan, in the aggregate outstanding principal amount of $3,000,000 as of the Closing Date remains in full force and effect and is payable without defense, offset, recoupment or counterclaim.

        Section 2.2. Maturity of Loans. Except for mandatory payments required by this Agreement, the Loans shall mature, and the principal amount thereof, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Term Loan Termination Date and the Revolving Loan Termination Date, as the case may be, without notice to or demand upon the Borrower.

        Section 2.3. Interest. The Loans shall earn interest at a rate equal to the rate secured by Lender under a credit facility to be obtained by Lender in the future, provided, however, that in no event shall the rate exceed 8% per annum. Interest shall be computed on the basis of a 360-day year and paid for the actual number of days elapsed. The Borrower agrees to pay interest in respect of the principal amount of the Loans, for each day from the date such Loans are made until such Loans shall be paid in full in accordance with the terms of the Notes. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on the Loans shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate. After the occurrence and during the continuance of a Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) shall, at the election of the Lender, bear interest at the Default Rate.

        Section 2.4. Optional Prepayments. The Borrower may, upon at least five Domestic Business Day's notice to the Lender, prepay the Loans by an aggregate amount of at least $25,000 or any larger multiple of $25,000, without premium or penalty.

        Section 2.5.  Mandatory Prepayments.

               (a) Sales of Assets. All proceeds (whenever received, whether upon, after or prior to consummation or as a result of payments under any promissory note or other deferred payment instrument, net of reasonable transaction costs, payable to and received by Borrower from the sale of assets (other than sales of inventory in the ordinary course of business), whether or not permitted hereby, shall be paid to Lender and shall be applied first against accrued and unpaid interest under the Loans, and second against the outstanding principal amounts of the Revolving Loans, and then against the outstanding principal amounts of the Term Loan. Nothing in this Section 2.5(a) shall be construed to permit the Borrower to sell any of its assets other than as specifically authorized by this Agreement.

               (b) Prepayment at Election of Lender Upon Change of Control. Upon the occurrence of a Change of Control, Lender shall have the right to require the Borrower to prepay the then outstanding principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of prepayment; provided, however, that no such prepayment shall be required unless there is a change in the management of the Borrower resulting from any Change of Control described in subpart (a) of the definition thereof and such new management is not reasonably acceptable to Lender. Within five Domestic Business Days following any such Change of Control, the Borrower will mail a notice thereof to Lender (a "Change of Control Notice"). Lender, by written notice to the Borrower within 30 days following receipt of such Change of Control Notice, may elect prepayment of its Notes and the Borrower shall prepay such Notes no later than 30 days thereafter.

        Section 2.6. General Provisions as to Payments. The Borrower shall make each payment of principal of, and interest on, the Loans not later than 11:00 A.M. (Pacific Time) on the date when due, in Federal or other funds immediately available. Whenever any payment of principal of, or interest on, the Loans shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day..

                                   ARTICLE III

                              CONDITIONS TO CLOSING

        Section 3.1. Conditions to Closing. The obligation of Lender to make the Loans, and to restructure the Borrower's obligations under the Prior Notes, is subject to the satisfaction of the conditions set forth below and receipt by the Lender of the documents, instruments, agreements and certificates set forth below:

               (a) duly executed originals of the Term Note and the Revolving Note;

               (b)    duly executed Security Agreement;

               (c) a certificate (the "Closing Certificate") dated as of the Closing Date, signed by the chief executive officer of the Borrower, to the effect that (i) the representations and warranties of the Borrower contained in
Article IV are true on and as of the Closing Date; (ii) Borrower has complied with or performed with all covenants and agreements which is required to have performed or complied with on or prior to the Closing Date; and (iii) no event, act or condition has occurred after March 31, 1997 which has had or could have a Material Adverse Effect.

               (d)    [intentionally omitted];

               (e) all documents which the Lender may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, the Notes and the other Loan Documents and any other matters relevant hereto, or thereto, all in form and substance reasonably satisfactory to the Lender, including, without limitation, a certificate of incumbency of each of the Borrower, signed by the Secretary or an Assistant Secretary of the Borrower, certifying as to the names, true signatures and incumbency of the officer or officers, respectively, of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items for the Borrower: (i) Articles of Incorporation, (ii) Bylaws, (iii) a certificate of the Secretary of State of the State of Oregon and all other states in which Borrower is qualified to transact business as a foreign corporation as to the good standing of Borrower as a corporation in those states, and (iv) the action taken by the Board of Directors authorizing the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents;

               (f) a certificate of insurance evidencing, of all insurance required by Section 5.13 showing the insurer, the face amount and the nature of coverage, and the Lender as a loss payee (or beneficiary, as the case may be) under each policy then in force;

               (g) all security interests securing the Borrower's obligations hereunder shall be duly perfected and validly recorded;

               (h) the consummation of the transactions contemplated by the Assignment Agreement; and

               (i) the consummation of the transactions contemplated by the Asset Purchase Agreement.

        Section 3.2. Conditions to Borrowings Under Revolving Loans. The obligation of Lender to make a Revolving Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

               (a)    receipt by the Lender of a Notice of Borrowing;

               (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

               (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing; and

               (d) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Revolving Loans will not exceed the amount of the Commitment.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b), (c) and (d) of this Section; provided that such Borrowing shall not be deemed to be such a representation and warranty to the effect set forth in Section 4.4 as to any event, act or condition having a Material Adverse Effect which has theretofore been disclosed in writing by the Borrower to the Lender if the aggregate outstanding principal amount of the Loans immediately after such Borrowing will not exceed the aggregate outstanding principal amount thereof immediately before such Borrowing.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

               The Borrower represents and warrants that:

        Section 4.1. Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except where the failure to qualify could not reasonably be expected to have or cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any license, authorization, consent or approval could not reasonably be expected to have or cause a Material Adverse Effect.

        Section 4.2. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents delivered as of the Closing Date (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or bylaws of the Borrower or of any agreement, judgment, injunction, order, decree or other material instrument binding upon the Borrower, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower other than Liens created or imposed pursuant to the Loan Documents.

        Section 4.3. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, the Notes, and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms; provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

        Section 4.4. Financial Information. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the Fiscal Year then ended, and the consolidated balance sheet of the Borrower of June 30, 1997, and the related consolidated statements of operations and cash flows for the Fiscal Year then ended, copies of which have been delivered to Lender, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower as of such dates and their consolidated results of operations and cash flows for such periods stated. Since June 30, 1997 and excepted as disclosed in Schedule 4.4 attached hereto, there has been no event, act, condition or occurrence having a Material Adverse Effect.

        Section 4.5. No Litigation. Except as disclosed as Schedule 4.5, there is no action, suit or proceeding pending, or, to the knowledge of the Borrower, threatened, against or affecting the Borrower before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have or cause a Material Adverse Effect.

        Section 4.6. Compliance with ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations in all material respects under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA. Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

        Section 4.7. Compliance with Laws; Payment of Taxes. The Borrower is in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings and except where the failure to comply could not reasonably be expected to have or cause a Material Adverse Effect. There have been filed on behalf of the Borrower all Federal and state income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower have been paid. There have been filed on behalf of the Borrower all local income, excise, property and other tax returns that are required to be filed by them and all taxes due pursuant to the returns or any assessment received by Borrower have been paid. The charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate, except for any changes in taxes which are imposed retroactively.

        Section 4.8.  No Subsidiaries.  The Borrower has no Subsidiaries.

        Section 4.9. Investment Company Act. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        Section 4.10. Public Utility Holding Company Act. Borrower is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

        Section 4.11. Ownership of Property; Liens. Borrower has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.7.

        Section 4.12. No Default. Except for the leases for Borrower's restaurants located in Midvale, Utah, Reno, Nevada, Rancho Cordova, California and Stockton, California, Borrower is not in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound (other than the PMF Loan Documents) which could have or cause a Material Adverse Effect (it being understood that Borrower makes no representation or warranty concerning the absence of defaults on its 10% Series B Debentures).

        Section 4.13. Full Disclosure. All written information heretofore furnished by the Borrower to the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to Lender will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Lender in writing any and all facts which could have or cause a Material Adverse Effect.

        Section 4.14. Environmental Matters.

               (a) Borrower is not subject to any Environmental Liability which could have or cause a Material Adverse Effect as the Environmental Liability becomes due and the Borrower has not been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Section 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

               (b) No Hazardous Materials are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties except in material compliance with Environmental Requirements. No Hazardous Materials are present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility (except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements) in such quantities that the cost to monitor, investigate, and/or remediate the Hazardous Materials in compliance with Environmental Requirements could not reasonably be expected to have or cause a Material Adverse Effect.

               (c) The Borrower in all material respects is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's businesses.

        Section 4.15. Capital Stock. Except as set forth on Schedule 4.15, all Capital Stock, debentures, bonds, notes and all other securities of the Borrower presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws.

        Section 4.16. Margin Stock. The Borrower is not engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of the Loans will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.


                                    ARTICLE V

                                    COVENANTS

               The Borrower agrees that, so long as any amount payable hereunder or under the Notes remains unpaid:

        Section 5.1.  Information.

               (a)    The Borrower will deliver or cause to be delivered to the
Lender:

                      (i) as soon as available and in any event within 120 days
               after the end of each Fiscal Year, a consolidated balance sheet of the Borrower as of the end of such Fiscal Year and the related consolidated statements of operations, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, reviewed by independent public accountants reasonably acceptable to Lender, with such certification to be free of exceptions and qualifications not acceptable to the Lender;

                      (ii) as soon as available and in any event within 45 days
               after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower as of the end of such Fiscal Quarter and the related statements of operations and statements of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year;

                      (iii) within two (2) Domestic Business Days after the
               Borrower has knowledge of the occurrence of any Default, a notice setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                      (iv) promptly upon receipt or obtaining knowledge thereof, any and all bona fide offers or expressions of interest (whether verbal or written, solicited or unsolicited) to merge with or to acquire all or any part of the assets or capital stock of the Borrower; and

                      (v) from time to time such additional information
               regarding the financial position or business of the Borrower and its Subsidiaries as may be reasonably requested.

        Section 5.2. Inspection of Property, Books and Records. The Borrower will (i) keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit representatives of Lender, at the Borrower's expense, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

        Section 5.3. Restricted Payments. The Borrower will not declare or make any Restricted Payments.

        Section 5.4. Limitation on Indebtedness. Borrower will not create, incur, assume, or become, be or remain liable in any manner in respect of, or allow to exist, any Indebtedness (which term shall include: all indebtedness, obligations and liabilities which in accordance with generally accepted accounting principles would be reflected on the balance sheet of the Borrower as a liability; all indebtedness, obligations and liabilities, whether or not assumed by Borrower, secured by any mortgage, pledge or lien existing on property owned by the Borrower; and all amounts representing rental payments which, in accordance with generally accepted accounting principles, would be classified as a liability on its balance sheet), except for:

               (a) the Notes and any other obligations owed to the Lender under this Agreement or otherwise;

               (b) Indebtedness of the Borrower existing as of the date of this Agreement which is specifically disclosed in Schedule 5.4(b) attached hereto;

               (c) Indebtedness of the Borrower to PMF under the PMF Loan Documents;

               (d) Indebtedness representing trade debt, wages, employee benefits, advance payments on sales contracts and other indebtedness incurred in the ordinary course of business;

               (e) Indebtedness existing as of the date of this Agreement secured by liens permitted by subsection (a) of Section 5.7;

               (f) Liabilities for taxes, assessments, governmental charges, liens or claims described in Section 5.12 hereof to the extent that payment thereof is not required by such Section 5.12; and

               (g) Indebtedness in respect of final judgments for the payment of money not in excess of $10,000 in the aggregate at any time outstanding (excluding sums covered by insurance) remaining unsatisfied and in effect for any period of less than thirty (30) days or in respect of which a stay of execution shall have been obtained pending an appeal or proceeding for review.

        Section 5.5. Loans or Advances. The Borrower shall not make any loans or advances to any Person except (without duplication): (a) loans or advances to employees not exceeding $5,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date; (b) deposits required by government agencies or public utilities; (c) loans, advances or monetary capital contributions from the Borrower to an Affiliate; (d) loans in existence on the Closing Date not exceeding a total aggregate principal amount outstanding as described on Schedule 5.5 attached hereto, which are evidenced by legally enforceable promissory notes and subject to the Lender's perfected Liens; and
(e) loans or advances consented to by the Lender in connection with asset sales under Section 5.10 or loans or advances in connection with asset sales which do not require the consent of the Lender; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, the Borrower will be in full compliance with all the provisions of this Agreement.

        Section 5.6. Investments. Except as permitted by Section 5.5 or as set forth on Schedule 5.6, the Borrower shall not make Investments in any Person and except Investments (i) in direct obligations of the United States Government maturing within one year, (ii) in certificates of deposit issued by a commercial bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc., (iii) in commercial paper rated A1 or the equivalent thereof by Standard & Poor's Corporation or P1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition, and (iv) in tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc.

        Section 5.7. Negative Pledge. Borrower will not create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

               (a) Liens existing on the date of this Agreement and identified on Schedule 5.7;

               (b) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset (so long as the asset so acquired or constructed constitutes a capital expenditure permitted hereunder);

               (c) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Indebtedness is not secured by any additional assets, and (ii) the amount of such Indebtedness secured by any such Lien is not increased or, if increased, the excess of the amount of the Indebtedness secured by any such lien over the amount of the Indebtedness so refinanced extended, renewed, or refunded shall be tendered to the Lender as a prepayment of the Loan;

               (d) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Indebtedness and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

               (e)    Liens in favor of the Lender created under the Loan
Documents;

               (f)    Liens in favor of PMF created under the PMF Loan
Documents; and

               (g) Liens incurred by Borrower in the ordinary course of business for items not past due and payable, including mechanics' and materialmen's liens and deposits and charges for workers' compensation and liens for taxes and assessments not past due and payable.

        Section 5.8. Maintenance of Existence. The Borrower shall maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

        Section 5.9. Dissolution. Borrower shall not suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock, except through corporate reorganization to the extent permitted by Section 5.12.

        Section 5.10. Consolidations, Mergers and Sales of Assets. Except as contemplated by the Asset Purchase Agreement by and between Borrower and Lender dated as of the date hereof, the Borrower will not consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment; provided, however, that if no Default has occurred and is continuing the Borrower may merge with another Person if (A) such Person was organized under the laws of the United States of America or one of its states, (B) the Borrower is the corporation surviving such merger, and (C) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

        Section 5.11. Use of Proceeds. No portion of the proceeds of the Revolving Loans will be used by the Borrower (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation,
(ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation, or otherwise for any purpose other than those described in Section 2.1(b) above.

        Section 5.12. Compliance with Laws; Payment of Taxes. The Borrower will comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC) in all material respects, except where the necessity of such compliance is being contested in good faith through appropriate proceedings. The Borrower will pay promptly before past due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become or remain a lien against the property of the Borrower, except liabilities being contested in good faith and against which, if requested by the Lender, the Borrower will set up reserves in accordance with GAAP.

        Section 5.13. Insurance. The Borrower will maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business, and as required by the other Loan Documents.

        Section 5.14. Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Lender which consent shall not be unreasonably withheld.

        Section 5.15. Maintenance of Property. The Borrower shall maintain all of its properties and assets in good condition, repair and working order, except for ordinary wear and tear and loss by casualty.

        Section 5.16. Environmental Notices. The Borrower shall furnish to the Lender prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

        Section 5.17. Environmental Matters. The Borrower will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

        Section 5.18. Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

        Section 5.19. Transactions with Affiliates. Borrower shall not enter into, or be a party to any transaction with any Affiliate of the Borrower except such transactions as are otherwise fully disclosed to the Lender and consented to in writing in advance by the Lender.


                                   ARTICLE VI

                                    DEFAULTS

        Section 6.1. Events of Default. If one or more of the following events (each, a "Default") shall have occurred and be continuing:

               (a) the Borrower shall fail to pay when due any principal of the Loans or shall fail to pay any interest on the Loans within two (2) Domestic Business Days after such interest shall become due; or

               (b) the Borrower shall fail to observe or perform any covenant contained in: (i) Section 5.1 and such failure shall continue for ten (10) Business Days after the earlier to occur of (x) written notice thereof has been given to the Borrower by the Lender or (y) the Borrower obtains knowledge of any such failure; or (ii) Sections 5.2 through 5.12, inclusive, Sections 5.14 or 5.19; or

               (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or in any other agreement entered into between Lender and Borrower (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Lender or (ii) the Borrower otherwise becomes aware of any such failure; or

               (d) any representation, warranty, certification or statement made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

               (e) the Borrower shall fail to make any payment in respect of Indebtedness outstanding (other than the Notes) when due or within any applicable grace period (it being understood that the failure by Buyer to make or to have made any payment required by the PMF Loan Documents but which is not made by reason of the Intercreditor Agreement, or any payment on the Indebtedness which is expressly subordinated to the Loans, shall not constitute a Default under this paragraph (e)); or

               (f) any event or condition shall occur which results in the acceleration of the maturity of Indebtedness of the Borrower outstanding in an aggregate amount in excess of $100,000 (including, without limitation, any required mandatory prepayment or "put" of such Indebtedness to the Borrower) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Indebtedness or any Person acting on such holders' behalf to accelerate the maturity thereof (including, without limitation, any required mandatory prepayment or "put" of such Indebtedness to the Borrower); or

               (g) the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

               (h) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect; or

               (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan;

               (j) one or more final, nonappealable judgments or orders for the payment of money in an aggregate amount in excess of $250,000 shall be rendered against the Borrower and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days provided, however, that, notwithstanding the foregoing, in the event that any judgment or order is rendered against Borrower in connection with that certain matter known as William Henry Ferguson ("Ferguson") v. North's Restaurants, Inc., et.al., No 97-1097-L-3, such order or judgment shall not constitute a Default under this paragraph (j) unless Ferguson takes such action that, in the sole judgment of Lender, may have an adverse effect on Lender; or

               (k) a federal tax lien for a claimed amount in excess of $100,000 shall be filed against the Borrower under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

               (l) (i) any default by the Borrower under any of the Loan Documents shall exist after the satisfaction of any applicable grace, notice or cure periods, if any, (ii) any Loan Documents shall cease to be enforceable, or
(iii) the Borrower shall assert that any Loan Document shall cease to be enforceable then, and in every such event (an "Event of Default"), the Lender may by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or additional notice of any kind, all of which are hereby waived by the Borrower, together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Lender, the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Lender shall have available to it all other remedies at law or equity, and may any one or all of them.


                                   ARTICLE VII

                                  MISCELLANEOUS

        Section 7.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified on the signature page hereof and the appropriate confirmation is received (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified on the signature page hereof.

        Section 7.2. No Waivers. No failure or delay by the Lender in exercising any right, power or privilege hereunder or under the Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        Section 7.3. Expenses; Documentary Taxes. If a Default occurs, the Borrower shall pay or reimburse lender, as the case may be, for all out-of-pocket expenses incurred by the Lender, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Lender against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

        Section 7.4. Indemnification. The Borrower shall indemnify the Lender and its directors, officers, partners, trustees, beneficiaries, controlling persons, shareholders, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) any actual or proposed use by the Borrower of the proceeds of any extension of credit by Lender hereunder, or (ii) breach by the Borrower of this Agreement (including, without limitation, representations, warranties and covenants relating to environmental matters) or any other Loan Document, or from any investigation, litigation (including, without limitation, any actions taken by Lender to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse Lender, and its directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

        Section 7.5. Amendments and Waivers. Any provision of this Agreement, the Note or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Lender. The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless Lender shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto.

        Section 7.6. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither the Borrower nor the Lender may assign or otherwise voluntarily transfer any of its rights or obligations under this Agreement.

        Section 7.7. Confidentiality. Lender agrees to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Borrower's obligations hereunder provided, that, such individuals shall be subject to the agreement contained in this Section 7.7;

provided, however that nothing herein shall prevent Lender from disclosing such information (i) to any other Lender, (ii) upon the order of any court or administrative agency after notice to the Borrower, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender after notice to the Borrower, (iv) which has been publicly disclosed by Borrower, (v) to the extent reasonably required in connection with any litigation to which the Lender or its Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to Lender's legal counsel and independent auditors and (viii) to any actual or proposed assignee of all or part of its rights hereunder, provided that such proposed assignee agrees in writing to be bound by this Section.

        Section 7.8. Utah Law. This Agreement and each of the Loan Documents shall be construed in accordance with and governed by the law of the State of Utah.

        Section 7.9. Severability. In case any one or more of the provisions contained in this Agreement, the Note or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

        Section 7.10. Interest. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to Lender by the Borrower or inadvertently received by Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Lender not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

        Section 7.11. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

        Section 7.12. Waiver of Jury Trial; Consent to Jurisdiction. Each of the Borrower and the Lender irrevocably (a) waives any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the State of Utah, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Note and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Utah for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 7.1 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Lender from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

        Section 7.13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                      NORTH'S RESTAURANTS, INC


                                      /s/ JOHN F. NORTH JR.
                                      -------------------------------------
                                      John F. North Jr., President

                                          1005 N. Riverside, Suite 100
                                          Medford, Oregon  97501
                                          Attention:  John North, President
                                          Telecopier number: (541) 734-7151
                                          Telephone number: _____________


                                      STAR BUFFET, INC.,


                                      /s/ THEODORE ABAJIAN
                                      -----------------------------------------
                                      Theodore Abajian, Chief Financial Officer

                                          440 Lawndale Drive
                                          Salt Lake City, Utah  84115-1917
                                          Attention:  General Counsel
                                          Telecopier No.:  (801) 463-5500
                                          Telephone No.:  (801) 463-5585





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